As filed with the Securities and Exchange Commission on May 14, 2015

Registration No. 333-200465

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GROUP 1 AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	5500	76-0506313
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

800 Gessner, Suite 500

Houston, Texas 77024

(713) 647-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darryl M. Burman

Vice President & General Counsel

800 Gessner, Suite 500

Houston, Texas 77024

(713) 647-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	No separate consideration will be received for the Guarantees, and no separate fee is payable pursuant to Rule 457(a) of the rules and regulations under the Securities Act of 1933.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Advantagecars.com, Inc.	Delaware	45-0581106
Amarillo Motors-F, Inc.	Delaware	75-2804528
Baron Development Company, LLC	Kansas	48-1211804
Baron Leasehold, LLC	Kansas	48-1211804
Bob Howard Automotive-East, Inc.	Oklahoma	73-1511394
Bob Howard Chevrolet, Inc.	Oklahoma	73-1329605
Bob Howard Dodge, Inc.	Oklahoma	73-1494123
Bob Howard Motors, Inc.	Oklahoma	73-1370828
Bob Howard Nissan, Inc.	Oklahoma	73-1524179
Bohn Holdings, Inc.	Delaware	02-0687995
Bohn Holdings, LLC	Delaware	02-0688180
Bohn-FII, LLC	Delaware	30-0015852
Chaperral Dodge, Inc.	Delaware	75-2807212
Danvers-N, Inc.	Delaware	46-0488420
Danvers-NII, Inc.	Delaware	73-1650142
Danvers-S, Inc.	Delaware	74-2938756
Danvers-SB, Inc.	Delaware	20-2558430
Danvers-SU, LLC	Delaware	74-2938757
Danvers-T, Inc.	Delaware	74-2931798
Danvers-TII, Inc.	Delaware	46-0481783
Danvers-TIII, Inc.	Delaware	20-0632215
Danvers-TL, Inc.	Delaware	74-2938758
FMM, Inc.	California	95-2913972
G1R Florida, LLC	Delaware	26-0609879
G1R Mass, LLC	Delaware	76-0632149
GPI AL-N, Inc.	Delaware	20-5006515
GPI AL-SB, LLC	Delaware	20-5006515
GPI CA-DMII, Inc.	Delaware	26-1232377
GPI CA-F, Inc.	Nevada	46-4159902
GPI CA-NIII, Inc.	Delaware	20-4777121
GPI CA-SH, Inc.	Nevada	46-4147553
GPI CA-SV, Inc.	Delaware	45-2282204
GPI CA-TII, Inc.	Delaware	20-4777289
GPI CC, Inc.	Delaware	45-3260089
GPI FL-A, LLC	Nevada	46-5635686
GPI FL-H, LLC	Delaware	82-0573686
GPI FL-VW, LLC	Delaware	45-5263147
GPI FL-VWII, LLC	Delaware	45-5303735
GPI GA Holdings, Inc.	Delaware	46-1276149
GPI GA Liquidation, LLC	Delaware	46-1276149
GPI GA-CGM, LLC	Nevada	46-4065637
GPI GA-DM, LLC	Delaware	26-0868772
GPI GA-F, LLC	Delaware	58-1092802
GPI GA-FII, LLC	Delaware	58-2436391
GPI GA-FIII, LLC	Delaware	46-4060022
GPI GA-FM, LLC	Nevada	46-4074549

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
GPI GA-FV, LLC	Nevada	46-1276149
GPI GA-SU, LLC	Nevada	46-4089193
GPI GA-T, LLC	Delaware	76-0646121
GPI GA-TII, LLC	Nevada	46-4103320
GPI KS Motors, Inc.	Delaware	45-4566983
GPI KS-SB, Inc.	Delaware	20-5840277
GPI KS-SH, Inc.	Delaware	45-4150367
GPI KS-SK, Inc.	Delaware	45-4150516
GPI LA-FII, LLC	Delaware	02-0688180
GPI LA-SH, LLC	Delaware	02-0688180
GPI MD-SB, Inc.	Delaware	26-1954592
GPI MS-H, Inc.	Delaware	20-5006463
GPI MS-N, Inc.	Delaware	20-5006401
GPI MS-SK, Inc.	Delaware	20-5006315
GPI NH-T, Inc.	Delaware	20-3665557
GPI NH-TL, Inc.	Delaware	20-3939903
GPI NY Holdings, Inc.	Nevada	46-5147937
GPI NY-DM, LLC	Nevada	26-0870713
GPI NY-FV, LLC	Nevada	20-1152969
GPI NY-SB, LLC	Nevada	20-1152998
GPI OK-HII, Inc.	Nevada	46-3268295
GPI OK-SH, Inc.	Delaware	46-0913134
GPI SAC-T, Inc.	Delaware	20-0737962
GPI SC, Inc.	Delaware	27-4460104
GPI SC Holdings, Inc.	Delaware	27-1961791
GPI SC-A, LLC	Delaware	27-1961791
GPI SC-SB, LLC	Delaware	26-0868355
GPI SC-SBII, LLC	Delaware	27-1961791
GPI SC-T, LLC	Delaware	27-1961791
GPI SD-DC, Inc.	Delaware	20-0738328
GPI TX-ARGMIII, Inc.	Nevada	46-3606928
GPI TX-DMII, Inc.	Nevada	46-5202539
GPI TX-EPGM, Inc.	Delaware	45-1795973
GPI TX-F, Inc.	Delaware	45-1795677
GPI TX-FII, Inc.	Delaware	45-3555253
GPI TX-HGM, Inc.	Delaware	45-2780219
GPI TX-HGMII, Inc.	Nevada	46-3514961
GPI TX-NVI, Inc.	Nevada	46-3617927
GPI TX-SBII, Inc.	Delaware	27-5135196
GPI TX-SBIII, Inc.	Nevada	46-3602146
GPI TX-SHII, Inc.	Delaware	45-4557518
GPI TX-SK, Inc.	Delaware	46-2015406
GPI TX-SKII, Inc.	Nevada	46-4624358
GPI TX-SV, Inc.	Delaware	26-4427703
GPI TX-SVII, Inc.	Delaware	45-3036400
GPI TX-SVIII, Inc.	Delaware	45-3838676
GPI, Ltd.	Texas	76-0625642
Group 1 Associates Holdings, LLC	Delaware	20-3046191
Group 1 Associates, Inc.	Delaware	51-0390227
Group 1 FL Holdings, Inc.	Delaware	82-0573686
Group 1 Funding, Inc.	Delaware	20-2066890

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Group 1 Holdings-DC, L.L.C.	Delaware	52-2203214
Group 1 Holdings-F, L.L.C.	Delaware	52-2203228
Group 1 Holdings-GM, L.L.C.	Delaware	52-2203229
Group 1 Holdings-H, L.L.C.	Delaware	52-2203230
Group 1 Holdings-N, L.L.C.	Delaware	52-2203232
Group 1 Holdings-S, L.L.C.	Delaware	52-2203234
Group 1 Holdings-T, L.L.C.	Delaware	52-2203236
Group 1 LP Interests-DC, Inc.	Delaware	51-0379880
Group 1 Realty, Inc.	Delaware	76-0632149
Harvey Ford, LLC	Delaware	52-2200134
Harvey GM, LLC	Delaware	74-2931595
Harvey Operations-T, LLC	Delaware	52-2203237
Howard-DCIII, LLC	Delaware	20-1838899
Howard-GM II, Inc.	Delaware	73-1613234
Howard-GM, Inc.	Delaware	73-1577853
Howard-H, Inc.	Delaware	73-1577855
Howard-HA, Inc.	Delaware	73-1577856
Howard-SB, Inc.	Delaware	46-0470107
Ira Automotive Group, LLC	Delaware	74-2940277
Ivory Auto Properties of South Carolina, LLC	South Carolina	20-8432044
Key Ford, LLC	Delaware	59-1168670
Kutz-N, Inc.	Delaware	75-1905979
Lubbock Motors, Inc.	Delaware	75-2822208
Lubbock Motors-F, Inc.	Delaware	75-2804514
Lubbock Motors-GM, Inc.	Delaware	20-0284194
Lubbock Motors-S, Inc.	Delaware	75-2868766
Lubbock Motors-SH, Inc.	Delaware	75-2859295
Lubbock Motors-T, Inc.	Delaware	75-2804659
Maxwell Ford, Inc.	Delaware	74-2884783
Maxwell-GMII, Inc.	Delaware	74-1061940
Maxwell-N, Inc.	Delaware	74-2360462
Maxwell-NII, Inc.	Delaware	76-0513858
McCall-F, Inc.	Delaware	27-4460429
McCall-H, Inc.	Delaware	76-0237540
McCall-HA, Inc.	Delaware	76-0173063
McCall-N, Inc.	Delaware	46-0478546
McCall-SB, Inc.	Delaware	20-1041115
McCall-T, Inc.	Delaware	74-1649754
McCall-TII, Inc.	Delaware	76-0654109
McCall-TL, Inc.	Delaware	76-0270456
Mike Smith Automotive-H, Inc.	Delaware	76-0603178
Mike Smith Automotive-N, Inc.	Texas	76-0566784
Mike Smith Autoplaza, Inc.	Texas	76-0202396
Mike Smith Autoplex Dodge, Inc.	Texas	76-0566783
Mike Smith Autoplex, Inc.	Texas	76-0561393
Mike Smith Autoplex-German Imports, Inc.	Texas	76-0566786
Mike Smith Imports, Inc.	Texas	76-0586800
Millbro, Inc.	California	95-4676240
Miller Automotive Group, Inc.	California	95-4261521
Miller Family Company, Inc.	California	95-4585358

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Miller Infiniti, Inc.	California	95-4229913
Miller Nissan, Inc.	California	95-1912506
Miller-DM, Inc.	Delaware	20-1055954
NJ-DM, Inc.	Delaware	20-0411389
NJ-H, Inc.	Delaware	20-0411305
GPI NJ-HA, LLC	Nevada	20-4920026
NJ-HAII, Inc.	Delaware	20-4920115
GPI NJ-HII, LLC	Nevada	20-4919976
GPI NJ-SB, LLC	Nevada	20-4920063
NJ-SV, Inc.	Delaware	20-0411329
Rockwall Automotive-DCD, Ltd.	Texas	76-0659030
Rockwall Automotive-F, Inc.	Delaware	75-2804507
Tate CG, L.L.C.	Maryland	52-1931345

(1)	The address for each Registrant Guarantor is 800 Gessner, Suite 500, Houston, Texas 77024 and the telephone number for each Registrant Guarantor is (713) 647-5700.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Group 1 Automotive, Inc.

Delaware

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”), which Group 1 Automotive, Inc. is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article Six, Part II, of our Restated Certificate of Incorporation provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the DGCL. Section 6.1 of Group 1 Realty, Inc.’s Bylaws provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the DGCL.

We entered into an indemnification agreement with each of our directors and certain of our executive officers. The indemnification agreements provide that we indemnify each of our directors and certain of our executive officers to the fullest extent permitted by the DGCL. This means, among other things, that we must indemnify the indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of Group 1 or is or was serving at the request of Group 1 as a director, officer, employee or agent of another corporation or other entity if the indemnitee acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed to be in the best interests of Group 1 and, in all other cases, not opposed to the best interests of Group 1. Also, the indemnification agreements require that we advance expenses in defending such an action provided that the indemnitee undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification.

In general, the disinterested directors on the board of directors or a committee of the board of directors designated by majority vote of the board of directors have the authority to determine an indemnitee’s right to indemnification. However, such determination may also be made by (i) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or (ii) the stockholders.

All agreements and obligations of Group 1 contained in the indemnification agreements with our directors and certain of our executive officers (i) continue during the period the indemnitee is a director or officer of Group 1 (or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise) and (ii) continue thereafter so long as the indemnitee is subject to any possible proceeding for which the indemnitee is entitled to indemnification (notwithstanding the fact that the indemnitee has ceased to serve Group 1).

We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Additionally, Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware limited liability company that is a registrant hereunder provides generally for the indemnification of the members of each respective limited liability company.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Texas

Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the state of Texas, including corporations, limited liability companies and limited partnerships.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith, (ii) reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful and (iv) that the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

The limited partnership agreement of each Texas limited partnership that is a registrant hereunder (the “Texas LP Registrants”) provides that the Texas LP Registrant, its receiver, or its trustee, shall indemnify, hold harmless, and pay all judgments and claims against its general partner relating to any liability or damage incurred or suffered by its general partner by reason of any act preformed or omitted to be performed by its general partner or its agents or employees in connection with such Texas LP Registrant’s business, including reasonable attorneys’ fees incurred by its general partner in connection with the defense of any claim or action based on any such act or omission, except to the extent indemnification is prohibited by law. Such liability or damage caused by its general partner’s acts or omissions in connection with such Texas LP Registrant’s business includes but is not limited to all liabilities under federal and state securities laws and any attorneys’ fees incurred by its general partner in connection with the defense of any action based on such acts or omissions, which attorneys’ fees may be paid as incurred. Any indemnification required to be made by a Texas LP Registrant will be made promptly following the fixing of any loss, liability or damage incurred or suffered. If, at any time, a Texas LP Registrant has insufficient funds to provide such indemnification, it will provide such indemnification if and as the Texas LP Registrant generates sufficient funds, and prior to any distribution to its partners.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Under the provisions of Chapter 8 of the TBOC, and the bylaws of each Texas corporation that is a registrant hereunder (the “Texas Incorporated Registrants”), a Texas Incorporated Registrant may indemnify its directors, officers, employees and agents and purchase and maintain liability insurance for those persons. Chapter 8 of the TBOC provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation’s best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

The articles of incorporation of each Texas Incorporated Registrant provide for indemnification of its directors to the full extent permitted by applicable law. The bylaws provide, in general, that it will indemnify its directors under the circumstances permitted under the TBOC. If Texas law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law.

California

Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

Kansas

The Kansas Revised Limited Liability Company Act, K.S.A. 17-7662 et seq., as amended, provides in K.S.A. 17-7670(a) that subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Further, K.S.A. 17-7670(b) provides that to the extent that a present or former member, manager, officer, employee or agent of a limited liability company has been successful on the merits or otherwise as a plaintiff in an action to determine that the plaintiff is a member of a limited liability company or in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member, manager, officer, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a member, manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or in defense of any claim, issue or matter therein, such member, manager, officer, employee or agent shall be indemnified by the limited liability company against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

The Amended and Restated Operating Agreements of Baron Development Company, LLC and Baron Leasehold, LLC provide that each company may indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a member of the company, manager, officer, employee or agent of the company, or is or was serving at the request of the Company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the member of the company determines that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that the person did or did not act in good faith and in a manner which he reasonably believed to be in the best interest of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Each company shall fund its indemnification described above in such manner and to such extent as the member of the company may deem proper.

Maryland

The Amended and Restated Operating Agreement (the “Operating Agreement”) of the Maryland limited liability company that is a guarantor (the “Maryland Guarantor”) provides that to the full extent permitted by S.C. Code Ann. § 33-44-303, all members are released from liability for damages and other monetary relief on account of any act, omission, or conduct in the member’s managerial capacity. Under the Operating Agreement, the Maryland Guarantor may indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Maryland Guarantor) by reason of the fact that he is or was a member of the Maryland Guarantor, manager, officer, employee or agent of the Maryland Guarantor, or is or was serving at the request of the Maryland Guarantor, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the member determines that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Maryland Guarantor, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not in itself create a presumption that the person did or did not act in good faith and in a manner which he reasonably believed to be in the best interest of the Maryland Guarantor, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Nevada

The Nevada Revised Statutes permits the indemnification of directors, employees, officers and agents of Nevada corporations. The applicable Bylaws for each of the registrants incorporated in Nevada (the “Nevada Corporate Guarantors”) provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Revised Statutes further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Revised Statutes provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Revised Statutes provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Revised Statutes provides that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Revised Statutes, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The bylaws of each of the Nevada Corporate Guarantors provides that the corporation shall indemnify, to the fullest extent permitted by Nevada law, any person who is or was or has agreed to become a director or officer of the such Nevada Corporate Guarantor or is or was serving or has agreed to serve at the request of the Nevada Corporate Guarantor as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. The bylaws of each of the Nevada Corporate Guarantors further provide for advancement of expenses as permitted under Nevada law.

Under Sections 86.411 through 86.451 of Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the limited liability company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

To the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the company shall indemnify him or her against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an indemnitee may be indemnified under Nevada law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the limited liability company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the limited liability company, where the suit is settled, an indemnitee may be indemnified under Nevada law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the limited liability company except that if the indemnitee is adjudged to be liable for a breach of fiduciary duty or misconduct, fraud, or a knowing violation of law in the performance of his or her duty to the limited liability company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Nevada law, if provided in the articles of organization, operating agreement or separate agreement, expenses incurred by a manager or member of the limited liability company in defending a civil or criminal action, suit, or proceeding may be paid by the limited liability company in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the manager or member to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the limited liability company. The limited liability company may also advance expenses incurred by other personnel of the limited liability company upon such terms and conditions, if any, that may be provided under any contract or otherwise by law. The articles of organization and operating agreement of each of the limited liability company registrants formed in Nevada (the “Nevada LLC Guarantors”) do not contain any provisions relative to the advancement of expenses.

The operating agreements for each of the Nevada LLC Guarantors provides for the indemnification of the member, managers officers, employee and agents of the Nevada LLC Guarantor to the fullest extent permitted by the Nevada Limited Liability Company Act as determined by the Member.

Indemnification or advancement of expenses authorized in or ordered by a court pursuant to applicable Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to applicable Nevada law or for the advancement of expenses made pursuant to applicable Nevada law may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Right to indemnification or advancement of expenses authorized in or ordered by a court pursuant to applicable Nevada law continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person

The foregoing statutes do not affect a director’s, officer’s, manager’s or member’s responsibilities under any other law, such as the federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Oklahoma

Section 1031 of the Oklahoma General Corporation Act authorizes the indemnification of directors and officers under certain circumstances. The Oklahoma General Corporation Act provides for indemnification of a corporation’s officers and directors against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, other than an action by or in the right of corporation. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful and (b) expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit by or in the right of the corporation brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of the corporation, or any other corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

South Carolina

Ivory Auto Properties of South Carolina, LLC is organized under the laws of the State of South Carolina.

Under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Amended and Restated Operating Agreement of Ivory Auto Properties of South Carolina, LLC provides that the company may indemnify any person who was or is a defendant or is threated to be made a defendant to any threatened, pending or completed action, suit or proceeding (other than an action by or in right of the company) by reason of the fact that he is or was a member, manager, officer, employee or agent of the company, or is or was serving at request of the company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the member of the company determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any such action, suit or proceeding shall not in itself create a presumption that such person did or did not act in good faith and in a manner he reasonably believed to be in the best interest of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The company shall fund such indemnification obligations in such a manner and to such extent as the member of the company may from time to time deem proper.

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of the registrants under the Securities Act of 1933 or the Securities Exchange Act of 1934, as indicated in parentheses.

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Group 1 Automotive, Inc.’s Registration Statement on Form S-1 (Registration No. 333-29893)).

3.2	Amended and Restated Bylaws of Group 1 Automotive, Inc. (Incorporated by reference to Exhibit 3.1 of Group 1 Automotive, Inc.’s Current Report on Form 8-K (File No. 001-13461) filed November 13, 2007).

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of June 2, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Group 1 Automotive, Inc.’s Current Report on Form 8-K (File No. 001-13461) filed June 2, 2014).

4.2	Form of 5.000% Senior Notes due 2022 (included as Exhibit A to Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of June 2, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.3 to Group 1 Automotive, Inc.’s Current Report on Form 8-K (File No. 001-13461) filed June 2, 2014).

4.5	Registration Rights Agreement, dated as of September 9, 2014, by and among Group 1 Automotive, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.1 to Group 1 Automotive, Inc.’s Current Report on Form 8-K (File No. 001-13461) filed September 11, 2014).

**5.1	Opinion of Vinson & Elkins L.L.P

**5.2	Opinion of Porter Hedges LLP

**5.3	Opinion of Venable LLP

**5.4	Opinion of Foulston Siefkin LLP

**5.5	Opinion of Haynsworth Sinkler Boyd, P.A.

*5.6	Opinion of Woodburn and Wedge

**12.1	Computation of Ratio of Earnings to Fixed Charges.

**23.1	Consent of Ernst & Young LLP

**23.2	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

**23.3	Consent of Porter Hedges LLP (included as part of Exhibit 5.2 hereto).

**23.4	Consent of Venable LLP (included as part of Exhibit 5.3 hereto).

**23.5	Consent of Foulston Siefkin LLP (included as part of Exhibit 5.4 hereto).

**23.7	Consent of Haynsworth Sinkler Boyd, P.A. (included as part of Exhibit 5.5 hereto).

*23.8	Consent of Woodburn and Wedge (included as part of Exhibit 5.6 hereto).

**24.1	Power of Attorney (included on signature pages to the original Registration Statement).

**25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

*	Filed herewith.
**	Filed previously.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total Dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d)	any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Group 1 Automotive, Inc.

By:	/s/ Earl J. Hesterberg
Earl J. Hesterberg
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ Earl J. Hesterberg Earl J. Hesterberg	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* John L. Adams	Chairman, Board of Directors

* Lincoln da Cunha Pereira Filho	Director

* J. Terry Strange	Director

* Max P. Watson, Jr.	Director

* MaryAnn Wright	Director

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Advantagecars.com, Inc., a Delaware corporation

Amarillo Motors-F, Inc., a Delaware corporation

Bob Howard Automotive-East, Inc., an Oklahoma corporation

Bob Howard Chevrolet, Inc., an Oklahoma corporation

Bob Howard Dodge, Inc., an Oklahoma corporation

Bob Howard Motors, Inc., an Oklahoma corporation

Bob Howard Nissan, Inc., an Oklahoma corporation

Chaperral Dodge, Inc., a Delaware corporation

GPI CA-DMII, Inc., a Delaware corporation

GPI CA-F, Inc., a Nevada corporation

GPI CA-SH, Inc., a Nevada corporation

GPI CA-SV, Inc., a Delaware corporation

GPI CA-TII, Inc., a Delaware corporation

GPI KS Motors, Inc., a Delaware corporation

GPI KS-SB, Inc., a Delaware corporation

GPI KS-SH, Inc., a Delaware corporation

GPI KS-SK, Inc., a Delaware corporation

GPI OK-HII, Inc., a Nevada corporation

GPI OK-SH, Inc., a Delaware corporation

GPI SAC-T, Inc., a Delaware corporation

GPI SC, Inc., a Delaware corporation

GPI SD-DC, Inc., a Delaware corporation

GPI TX-ARGMIII, Inc., a Nevada corporation

GPI TX-DMII, Inc., a Nevada corporation

GPI TX-EPGM, Inc., a Delaware corporation

GPI TX-F, Inc., a Delaware corporation

GPI TX-HGM, Inc., a Delaware corporation

GPI TX-HGMII, Inc., a Nevada corporation

GPI TX-NVI, Inc.,a Nevada corporation

GPI TX-SBII, Inc., a Delaware corporation

GPI TX-SBIII, Inc., a Nevada corporation

GPI TX-SHII, Inc., a Delaware corporation

GPI TX-SK, Inc., a Delaware corporation

GPI TX-SKII, Inc.,a Nevada corporation

GPI TX-SV, Inc., a Delaware corporation

GPI TX-SVII, Inc., a Delaware corporation

GPI TX-SVIII, Inc., a Delaware corporation

Howard-GM II, Inc., a Delaware corporation

Howard-GM, Inc., a Delaware corporation

Howard-H, Inc., a Delaware corporation

Howard-HA, Inc., a Delaware corporation

Howard-SB, Inc., a Delaware corporation

Kutz-N, Inc., a Delaware corporation

Lubbock Motors, Inc., a Delaware corporation

Lubbock Motors-F, Inc., a Delaware corporation

Lubbock Motors-GM, Inc., a Delaware corporation

Lubbock Motors-S, Inc., a Delaware corporation

Lubbock Motors-SH, Inc., a Delaware corporation

Lubbock Motors-T, Inc., a Delaware corporation

Maxwell Ford, Inc., a Delaware corporation

Maxwell-GMII, Inc., a Delaware corporation

Maxwell-N, Inc., a Delaware corporation

Maxwell-NII, Inc., a Delaware corporation

McCall-F, Inc., a Delaware corporation

McCall-H, Inc., a Delaware corporation

McCall-HA, Inc., a Delaware corporation

McCall-N, Inc., a Delaware corporation

McCall-SB, Inc., a Delaware corporation

McCall-T, Inc., a Delaware corporation

McCall-TII, Inc.,a Delaware corporation

McCall-TL, Inc., a Delaware corporation

Mike Smith Automotive-H, Inc., a Delaware corporation

Mike Smith Automotive-N, Inc., a Texas corporation

Mike Smith Autoplaza, Inc., a Texas corporation

Mike Smith Autoplex Dodge, Inc., a Texas corporation

Mike Smith Autoplex, Inc., a Texas corporation

Mike Smith Autoplex-German Imports, Inc., a Texas corporation

Mike Smith Imports, Inc., a Texas corporation

Miller Automotive Group, Inc., a California corporation

Miller Family Company, Inc., a California corporation

Miller-DM, Inc., a Delaware corporation

Rockwall Automotive-F, Inc., a Delaware corporation

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Frank Grese, Jr.	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President and Director

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Bohn Holdings, Inc., a Delaware corporation

Danvers-S, Inc., a Delaware corporation

Danvers-SB, Inc., a Delaware corporation

Danvers-T, Inc., a Delaware corporation

Danvers-TII, Inc., a Delaware corporation

Danvers-TIII, Inc., a Delaware corporation

Danvers-TL, Inc., a Delaware corporation

GPI AL-N, Inc., a Delaware corporation

GPI GA Holdings, Inc.,a Delaware corporation

GPI MD-SB, Inc., a Delaware corporation

GPI MS-H, Inc., a Delaware corporation

GPI MS-N, Inc., a Delaware corporation

GPI MS-SK, Inc., a Delaware corporation

GPI NH-T, Inc., a Delaware corporation

GPI NH-TL, Inc., a Delaware corporation

GPI NY Holdings, Inc., a Nevada corporation

GPI SC Holdings, Inc., a Delaware corporation

Group 1 FL Holdings, Inc., a Delaware corporation

NJ-DM, Inc., a Delaware corporation

NJ-H, Inc., a Delaware corporation

NJ-HAII, Inc., a Delaware corporation

NJ-SV, Inc., a Delaware corporation

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President and Director

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

GPI AL-SB, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of GPI AL-N, Inc., in its capacity as the sole member of GPI AL-SB, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

GPI FL-A, LLC, a Nevada limited liability company

GPI FL-H, LLC, a Delaware limited liability company

GPI FL-VW, LLC, a Delaware limited liability company

GPI FL-VWII, LLC, a Delaware limited liability company

Key Ford, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 FL Holdings, Inc., in its capacity as the sole member of GPI FL-A, LLC, GPI FL-H, LLC, GPI FL-VW, LLC, GPI FL-VWII, LLC and Key Ford, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

GPI NJ-HA, LLC, a Nevada limited liability company GPI NJ-HII, LLC, a Nevada limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of NJ-H, Inc., in its capacity as the sole member of GPI NJ-HA, LLC and GPI NJ-HII, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

GPI NJ-SB, LLC, a Nevada limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of NJ-DM, Inc., in its capacity as the sole member of GPI NJ-SB, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact	-

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

GPI GA-CGM, LLC, a Nevada limited liability company

GPI GA-DM, LLC, a Delaware limited liability company

GPI GA-FII, LLC, a Delaware limited liability company

GPI GA-FIII, LLC, a Delaware limited liability company

GPI GA-FM, LLC, a Nevada limited liability company

GPI GA-FV, LLC, a Nevada limited liability company

GPI GA-SU, LLC, a Nevada limited liability company

GPI GA-T, LLC, a Delaware limited liability company

GPI GA-TII, LLC, a Nevada limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman

Vice President of GPI GA

Holdings, Inc., in its capacity as the sole member of GPI GA-CGM, LLC, GPI GA-DM, LLC, GPI GA-FII, LLC, GPI GA-FIII, LLC, GPI GA-FM, LLC, GPI GA-FV, LLC, GPI GA-SU, LLC, GPI GA-T, LLC and GPI GA-TII, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

GPI LA-SH, LLC, a Delaware limited liability company Harvey GM, LLC, a Delaware limited liability company Harvey Operations-T, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Bohn Holdings, Inc., in its capacity as the sole member of Bohn Holdings, LLC, in its capacity as the sole member of GPI LA-SH, LLC, Harvey GM, LLC and Harvey Operations-T, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Harvey Ford, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman

Vice President of Bohn Holdings, Inc., in its capacity as the sole member of Bohn Holdings, LLC, in its capacity as the sole member of Bohn-II, LLC, in its capacity as the sole member of Harvey Ford, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

GPI NY-DM, LLC, a Nevada limited liability company GPI NY-FV, LLC, a Nevada limited liability company GPI NY-SB, LLC, a Nevada limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of GPI NY Holdings, Inc., in its capacity as the sole member of GPI NY-DM, LLC, GPI NY-FV, LLC and GPI NY-SB, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

GPI SC-A, LLC, a Delaware limited liability company

GPI SC-SB, LLC, a Delaware limited liability company

GPI SC-SBII, LLC, a Delaware limited liability company

GPI SC-T, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of GPI SC Holdings, Inc., in its capacity as the sole member of GPI SC-A, LLC, GPI SC-SB, LLC, GPI SC-SBII, LLC and GPI SC-T, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Danvers-SU, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 Automotive, Inc., in its capacity as the sole member of Group 1 Holdings-S, L.L.C., in its capacity as the sole member of Danvers-SU, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

GPI, Ltd., a Texas limited partnership Rockwall Automotive-DCD, Ltd., a Texas limited partnership

By;	Group 1 Associates, Inc., its general partner

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ Earl J. Hesterberg Earl J. Hesterberg	President of Group 1 Associates, Inc. (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President of Group 1 Associates, Inc. (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 Associates, Inc., in its capacity as the general partner of GPI, Ltd. and Rockwall Automotive-DCD, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Danvers-N, Inc., a Delaware corporation

Danvers-NII, Inc., a Delaware corporation

FMM, Inc., a California corporation

GPI CA-NIII, Inc., a Delaware corporation

GPI CC, Inc., a Delaware corporation

GPI TX-FII, Inc., a Delaware corporation

Group 1 Funding, Inc., a Delaware corporation

Group 1 LP Interests-DC, Inc., a Delaware corporation

Millbro, Inc., a California corporation

Miller Infiniti, Inc., a California corporation

Miller Nissan, Inc., a California corporation

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President and Director (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Group 1 Realty, Inc., a Delaware corporation

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ Earl J. Hesterberg Earl J. Hesterberg	Chief Executive Officer (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	President and Director (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Baron Development Company, LLC, a Kansas limited liability company

G1R Florida, LLC, a Delaware limited liability company

G1R Mass, LLC, a Delaware limited liability company

Ivory Auto Properties of South Carolina, LLC,

a South Carolina limited liability company

Tate CG, L.L.C., a Maryland limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman

Vice President of Group 1 Realty, Inc., in its capacity as the sole member of Baron Development Company, LLC, G1R Florida, LLC, G1R Mass, LLC, Ivory Auto Properties of South Carolina, LLC and Tate GC, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Baron Leasehold, LLC, a Kansas limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 Realty, Inc., in its capacity as the sole member of Baron Development Company, LLC, in its capacity as the sole member of Baron Leasehold, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Group 1 Holdings-DC, L.L.C., a Delaware limited liability company

Group 1 Holdings-F, L.L.C., a Delaware limited liability company

Group 1 Holdings-GM, L.L.C., a Delaware limited liability company

Group 1 Holdings-H, L.L.C., a Delaware limited liability company

Group 1 Holdings-N, L.L.C., a Delaware limited liability company

Group 1 Holdings-S, L.L.C., a Delaware limited liability company

Group 1 Holdings-T, L.L.C., a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman

Vice President of Group 1 Automotive, Inc., in its capacity as the sole member of Group 1 Holdings-DC, L.L.C., Group 1 Holdings-F, L.L.C., Group 1 Holdings-GM, L.L.C., Group 1 Holdings-H, L.L.C., Group 1 Holdings-N, L.L.C., Group 1 Holdings-S, L.L.C. and Group 1 Holdings-T, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Group 1 Associates, Inc., a Delaware corporation

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ Earl J. Hesterberg Earl J. Hesterberg	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Bohn Holdings, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Bohn Holdings, Inc., in its capacity as the sole member of Bohn Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Group 1 Associates Holdings, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 Associates, Inc., in its capacity as the sole member of Group 1 Associates Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Ira Automotive Group, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman
Darryl M. Burman, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Daryl A. Kenningham	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Danvers-T, Inc., in its capacity as the sole member of Ira Automotive Group, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Howard-DCIII, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Frank Grese Jr.	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Group 1 Automotive, Inc., in its capacity as the sole member of Howard-DCIII, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

GPI LA-FII, a Delaware limited liability company

By:	/s/ Darryl M. Burman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

* Frank Grese Jr.	President (Principal Executive Officer)

/s/ John C. Rickel John C. Rickel	Vice President (Principal Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Bohn Holdings, Inc., in its capacity as the sole member of Bohn Holdings, LLC, in its capacity as the sole member of GPI LA-FII, LLC

* By:	/s/ Darryl M. Burman Darryl M. Burman, as attorney-in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

GPI GA Liquidation, LLC, a Delaware limited liability company
GPI GA-F, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of GPI GA Holdings, Inc., in its capacity as the sole member of GPI GA Liquidation, LLC and GPI GA-F, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2015.

Bohn-FII, LLC, a Delaware limited liability company

By:	/s/ Darryl M. Burman

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated for the registrant on the 14th day of May, 2015.

Signature	Title

/s/ John C. Rickel John C. Rickel	President (Principal Executive, Financial and Accounting Officer)

/s/ Darryl M. Burman Darryl M. Burman	Vice President of Bohn Holdings, Inc., in its capacity as the sole member of Bohn Holdings, LLC, in its capacity as the sole member of Bohn-FII, LLC